SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8-K




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                   Date of Report:         September 22, 1994

                   Date of earliest
                    event reported:        September 22, 1994



                      LINCOLN NATIONAL CORPORATION
           (exact name of registrant as specified in its charter)



      Indiana                     1-6028                   35-1140070
    (State of            (Commission File Number)         (IRS Employer
  Incorporation)                                        Identification No.


200 East Berry Street,      Fort Wayne, Indiana             46802-2706
   (Address of principal executive offices)                  (Zip Code)




                               219-455-2000
                      (Registrant's telephone number)

Item 5.  Other Events

This calculation is being filed in connection with the Company's Registration Statement on Form S-3, File No. 33-55379, and the Company's proposed issuance of $200.0 million of principal amount of Debentures due in 2024 (the "Debentures"). Pro forma ratios are after giving effect to the net increase in interest expense due to the issuance of the Debentures at a maximum assumed rate of 9 1/4%, less the repayment of $200.0 million of short-term debt at a weighted average interest rate of 4.82%. A decrease of 1/8 of 1% in the assumed interest rate for the Debentures increases the ratio described in note 1 below by 0.04 for both the six months ended June 30, 1994 and the year ended December 31, 1993, and there would be no change in the ratios described in notes 2 and 3 below.



        PRO FORMA CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              Six Months                 Six Months
                              Ended      Year Ended      Ended    Year Ended
                             June 30,   December 31,    June 30, December 31,
                                1994         1993          1994       1993

                               [9 1/4% LT, 4.82% ST]     [9 1/8% LT, 4.82% ST]
Earnings:
Income before federal
 income tax and cumulative
 effect of accounting
 change ---------------------  219.2        578.9         219.4      579.2
Undistributed earnings
 of unconsolidated
 affiliates -----------------   (4.9)                      (4.9)
Fixed charges, excluding
 interest on annuities
 and financial products -----   36.2         71.8          36.0       71.5

  Earnings, excluding interest
   on annuities and
   financial products -------  250.5        650.7         250.5      650.7

Interest on annuities and
 financial products ---------  622.9      1,315.8         622.9    1,315.8

  Earnings ------------------  873.4      1,966.5         873.4    1,966.5


Fixed Charges:
Interest expense on debt-----   27.2         53.2          27.0       52.9
Interest component of
 rent expense ---------------    9.0         18.6           9.0       18.6

  Fixed charges, excluding
   interest on annuities
   and financial products ---   36.2         71.8          36.0       71.5

Interest on annuities and
 financial products ---------  622.9      1,315.8         622.9    1,315.8

  Fixed charges -------------  659.1      1,387.6         658.9    1,387.3

Pre-tax earnings to cover
 preferred stock dividends --    9.8         24.2           9.8       24.2

  Combined fixed charges and
   preferred stock
   dividends ----------------  668.9      1,411.8         668.7    1,411.5


Ratios of Earnings to Fixed:
Excluding interest on
 annuities and financial
 products (1) ---------------  6.920        9.063         6.958      9.101

Including interest on
 annuities and financial
 products (2) ---------------  1.325        1.417         1.326      1.418

Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (3) --------------  1.306        1.393         1.306      1.393


                                     -3-



<F1>
(1) This ratio is comprised of the relationship of "earnings excluding interest on annuities and financial products" to "fixed charges excluding interest on annuities and financial products" as disclosed above.

<F2>
(2) This ratio is comprised of the relationship of "earnings" to "combined fixed charges" as disclosed above.

<F3>
(3) This ratio is comprised of the relationship of "earnings" to "combined fixed charges and preferred stock dividends" as disclosed above.


                              SIGNATURE PAGE



                       LINCOLN NATIONAL CORPORATION



               Pursuant to the requirements of the Securities
               Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.








                                      Lincoln National Corporation


                                      By  /s/ Richard C. Vaughan
                                          Richard C. Vaughan
                                          Senior Vice President and
                                          Chief Financial Officer


                                      By  /s/ Donald L. Van Wyngarden
                                          Donald L. Van Wyngarden
                                          Second Vice President and
                                          Controller






Date   September 22, 1994